EXHIBIT 10.19

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made as of April 9, 2003 by and between Roxio, Inc., a Delaware corporation (“Borrower”) and Comerica Bank-California, a California banking corporation (“Agent” or “Lender”), with respect to the Loan and Security Agreement, dated as of March 8, 2002, entered into by Borrower and Lender (as amended and modified through but excluding the date hereof, the “Agreement”).

RECITALS

WHEREAS, Borrower and Lender entered into the Agreement;

WHEREAS, Borrower has requested that Lender consent to the sale of certain of its assets pursuant to an Asset Purchase Agreement Relating to the GoBack Product Line by and among Symantec Corporation, Symantec Limited, Roxio, Inc., Wild File, Inc. and Roxio CI, Ltd., dated April     , 2003 for the price of $13,000,000 (“Asset Purchase Agreement”), pursuant to which Borrower would sell the assets described in the Schedule of Assets provided by Borrower to Agent on April 9, 2003 (“Schedule”);

WHEREAS, Lender will consent to the sale of the assets described in the Schedule pursuant to the Asset Purchase Agreement upon execution by the parties described below of this Amendment containing the terms and conditions set forth below;

NOW, THEREFORE, IT IS AGREED THAT:

1. Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement shall have the same meaning where used herein.

2. Amendments.

(a) A new Section 6.7(d) is added to the Agreement, to read as follows:

(d) Acquire a Person or Persons or assets or equity interest(s) in a Person or Persons unless all of the following conditions are satisfied: (i) not less than seven days, nor more than 30 days prior to the close of such acquisition, Borrower has delivered to Agent a written pro forma balance sheet showing that, immediately after closing of the transaction, Borrower will be in compliance with all representations, warranties and covenants in the Loan Documents (including but not limited to compliance immediately after closing with all covenants set forth in Article 7 of the Agreement); (ii) Borrower promptly delivers to Agent such other information and documents as Agent reasonably requests to show that Borrower will be in compliance immediately after closing with all such representations, warranties and covenants; and (iii)

Borrower: Roxio, Inc.

1st Amendment to Loan and Security Agreement

immediately after the close of the acquisition, Borrower is in compliance with all such representations, warranties and covenants; provided, however, that the provisions of this Section 6.7(d) shall not apply to any acquisition or acquisitions occurring within any one month period with respect to which the aggregate consideration paid therefor (i) is less than $5,000,000 (if such acquisition(s) is not being funded by a borrowing or other extension of credit hereunder) or (ii) is less than $1,000,000 (if such acquisition(s) is being funded by a borrowing or other extension of credit hereunder).

(b) Section 7.1 of the Agreement is deleted and replaced by the following:

7.1 Minimum Cash Balance. Borrower shall at all times maintain on deposit in a deposit account or accounts in Borrower’s name at Agent or in a deposit account or accounts at another institution (a “Third Party Institution”) covered by an account control agreement in favor of Agent (the terms of which shall be substantially identical to the terms of that certain Control Agreement, dated March 8, 2002, between Borrower and Agent, or otherwise acceptable to Agent) Cash Equivalents owned by Borrower having a fair market value of not less than Twenty-Five Million Dollars ($25,000,000.00). At any time that the Cash Equivalents or any portion thereof are held in an account or accounts in one or more Third Party Institution, the related account control agreement shall provide that Agent is to receive monthly account statements, in form and substance acceptable to Agent, evidencing that the Cash Equivalents are maintained in the related account.

(c) A new definition is added to Appendix A to the Agreement, to read as follows:

Cash Equivalents—the sum outstanding, at any one time, of (i) all cash (in United States dollars) owned by Borrower at such time plus (ii) the fair market value of all cash equivalents and short term investments (as those terms are defined by GAAP) owned by Borrower at such time.

(d) Schedule 6 to the Agreement is amended to read as follows:

PERMITTED LIENS

Liens granted in favor of Comerica Bank-California to secure Borrower’s obligations to Comerica Bank-California arising out of or relating to any letter of credit issued by Comerica Bank-California at Borrower’s request.

3. Continued Validity of Agreement. Except as amended by this Amendment, the Agreement and all security agreements, guaranties, and other documents executed by Borrower with or in favor of Lender (collectively referred to as “Loan Documents”), shall continue in full force and effect as originally constituted and are ratified and affirmed by the parties hereto. Each reference in the Agreement or in the other Loan Documents to the Agreement shall mean the Agreement as amended hereby unless the context otherwise requires. This Amendment and the Agreement shall be read as one document.

Borrower: Roxio, Inc.

1st Amendment to Loan and Security Agreement

4. Authorization. Each party hereto represents to the other that the individual executing this Amendment on its behalf is the duly appointed signatory of such party and that such individual is authorized to execute this Amendment by or on behalf of such party and to take all action required by the terms of this Amendment.

5. When Amendment is Effective. This Amendment shall be deemed binding and effective as of April 9, 2003 when:

(a) This Amendment is executed by Borrower and Lender; and

(b) Roxio CI Ltd. acknowledges and consents to this Amendment by signing where indicated below.

6. Captions. Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Amendment.

7. No Novation. This Amendment is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Agreement shall remain in full force and effect.

8. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

9. Entire Agreement. This Amendment constitutes the entire agreement by and between Borrower and Lender with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, communications, discussions and agreements concerning such subject matter.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

COMERICA BANK-CALIFORNIA, a California banking corporation			ROXIO, INC., a Delaware corporation

By:	/s/ Todd Robertson		By:	/s/ R. ELLIOT CARPENTER
	Name:	Todd Robertson		Name:	R. Elliot Carpenter
	Title:	Corporate Banking Officer		Title:	CFO

Borrower: Roxio, Inc.

1st Amendment to Loan and Security Agreement

The undersigned, which has pledged property as security for the loan that is the subject of the Agreement, acknowledges that Lender has no obligation to provide it with notice of, or to obtain its consent to, this Amendment. The undersigned nevertheless has reviewed, and consents to, the above amendment, and acknowledges that the Pledge Agreement and other documents it has provided with respect to the Obligations of Borrower under the Loan Agreement and the other Loan Documents remain fully valid, binding and enforceable against it in accordance with their terms.

ROXIO CI LTD.

By:	/s/ R. ELLIOT CARPENTER
	Name:	R. Elliot Carpenter
	Title:	CFO

Borrower Roxio, Inc.

1st Amendment to Loan and Security Agreement

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